Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-3
(Form Type)

Entegris, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table I: Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Equity	Common Stock, par value $0.01 per share (“Common Stock”)	415(a)(6)	67,209 (1)	(2)(3)	(2)(3)			S-3	333-266041	July 7, 2022	$3,115.37
Total Offering Amounts					—		—
Total Fee Offsets							—
Net Fee Due							—

(1)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers such additional indeterminable number of shares of Common Stock as may be required to be issued in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)
In accordance with Rule 415(a)(6) under the Securities Act, this registration statement carries over, as of the date of filing of this registration statement, 67,209 shares of Common Stock previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-266041) (the “Prior Registration Statement”), which was filed with the SEC and became automatically effective on July 7, 2022, which shares remain unsold under the Prior Registration Statement (the “Previously Registered Unsold Securities”). In connection with the registration of the offering and sale of the Previously Registered Unsold Securities under the Prior Registration Statement, the Registrant previously paid the applicable registration fee (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) (the “Previously Paid Registration Fee”), which will continue to be applied to the Previously Registered Unsold Securities. Accordingly, no registration fee is due upon the filing of this registration statement. In accordance with Rule 415(a)(6), the offering of Previously Registered Unsold Securities on the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

(3)	The proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale of such Common Stock.